                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           The Morningstar Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           THE MORNINGSTAR GROUP INC.
                          5956 SHERRY LANE, SUITE 1500
                            DALLAS, TEXAS 75225-6522

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1997
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of The Morningstar Group Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, April 24, 1997, at 10:00 a.m., local time, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the following purposes:

     1. To elect six (6) directors;

     2. To consider and act upon a proposal to approve Amendment No. 2 to The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan;

     3. To consider and act upon a proposal to approve Amendment No. 1 to The Morningstar Group Inc. 1996 Director Stock Option Plan;

     4. To consider and act upon a proposal to approve The Morningstar Group Inc. 1997 Employee Stock Purchase Plan;

     5. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Corporation for the ensuing year; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on February 28, 1997, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Corporation during the ten days preceding the meeting and will also be available for inspection at the meeting.

     You are cordially invited to attend the meeting. Even if you plan to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed return envelope. You may revoke your proxy at any time prior to exercise.

                                            By Order of the Board of Directors,

                                            /s/ MICHAEL J. CRAMER

                                            MICHAEL J. CRAMER
                                            Secretary

Dallas, Texas
March 21, 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           THE MORNINGSTAR GROUP INC.
                          5956 SHERRY LANE, SUITE 1500
                            DALLAS, TEXAS 75225-6522
                             ---------------------

                                PROXY STATEMENT
                                 MARCH 21, 1997
                             ---------------------

                              GENERAL INFORMATION

     This proxy statement is furnished to the stockholders of The Morningstar Group Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, April 24, 1997, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, and at any and all adjournments thereof, and is being first mailed to the stockholders on or about March 24, 1997. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

     A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing at the meeting and voting at the meeting. Your appearance at the meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the approval of Amendment No. 2 to The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan (the "Amendment to Employee Plan"), FOR the approval of Amendment No. 1 to The Morningstar Group Inc. 1996 Director Stock Option Plan (the "Amendment to Director Plan"), FOR the approval of The Morningstar Group Inc. 1997 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Corporation for the ensuing year, and in accordance with the discretion of the named attorney-in-fact on other matters properly brought before the Annual Meeting.

     The Corporation will bear the cost of preparing, printing and mailing this proxy statement and of soliciting the proxies sought hereby. In addition to the use of the mails, solicitation may be made in person or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Corporation, who will not receive additional compensation for those services.

              VOTING SECURITIES OUTSTANDING, SECURITY OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     As of February 28, 1997, the Corporation had 15,315,443 shares of common stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on February 28, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

PRINCIPAL STOCKHOLDERS

     The following table and notes thereto set forth, as of February 28, 1997, the number of shares of Common Stock held by each person or entity who is known to the Corporation to own beneficially more than five percent (5%) of the outstanding shares of Common Stock. Unless otherwise noted, the Corporation believes that the persons or entities named below have sole voting and investment power with respect to the shares indicated.

                                              BENEFICIAL OWNERSHIP
                                                OF COMMON STOCK
                                          ----------------------------
          NAME AND ADDRESS OF             NUMBER OF        PERCENT OF
            BENEFICIAL OWNER               SHARES           CLASS(a)
          -------------------             ---------        -----------
Ryback Management Corporation
  7711 Carondelet Avenue
  Box 16900
  St. Louis, MO 63105...................  1,354,200(b)         8.8%

The Vinik Group
  260 Franklin Street
  Boston, MA 02110......................  1,208,000(c)         7.9%

Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, PA 15258..................  1,161,000(d)         7.6%

C. Dean Metropoulos
  c/o The Morningstar Group Inc.
  5956 Sherry Lane
  Suite 1500
  Dallas, TX 75225......................  1,046,740(e)         6.8%

---------------

(a) Based on 15,315,443 shares of Common Stock outstanding.

(b) The following information is based on Amendment No. 2 to Schedule 13G, dated January 27, 1997, filed with the Securities and Exchange Commission (the "Commission") by Ryback Management Corporation. As of December 31, 1996, Lindner Growth Fund (formerly Lindner Fund, Inc.), a separate series of the Lindner Investment Series Trust, was the beneficial owner of 1,354,200 shares of Common Stock. Lindner Investment Series Trust is an investment company registered under the Investment Company Act of 1940, as amended, and is managed by Ryback Management Corporation, an investment adviser registered under the Investment Advisers Act of 1940, as amended. The address of the principal business office of Ryback Management Corporation is 7711 Carondelet Avenue, Box 16900, St. Louis, Missouri 63105. Lindner Growth Fund has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all shares of Common Stock owned, beneficially and of record, by it.

(c) The following information is based on Amendment No. 1 to Schedule 13D, dated December 30, 1996, filed with the Commission by Jeffrey N. Vinik; Vinik Partners, L.P. ("VPLP"); Vinik Asset Management, L.P. ("VAMLP"); VGH Partners, L.L.C. ("VGHP"); Vinik Asset Management, L.L.C. ("VAMLLC"); Michael S. Gordon; and Mark D. Hostetter (collectively referred to in the preceding table as "The Vinik Group"). The address of the principal business office of each reporting person is 260 Franklin Street, Boston, Massachusetts 02110. The business address of Vinik Overseas (as hereinafter defined) is c/o Citco Fund Services (Cayman Islands) Ltd., West Bay Road, Grand Cayman, Cayman Islands. As of December 30, 1996, VPLP was the beneficial owner of 451,400 shares of Common Stock; Vinik Overseas Fund, Ltd. ("Vinik Overseas") was the beneficial owner of 710,700 shares of Common Stock; and a discretionary account (the "Discretionary Account") managed by VAMLP was the beneficial owner of 45,900 shares of Common Stock. VGHP is the general partner of VPLP and shares with VPLP the power to vote or to direct the vote and the power to dispose or to direct the disposition of the shares of Common Stock owned beneficially by VPLP. Each of Vinik Overseas and the Discretionary Account is a party to an investment management agreement with VAMLP pursuant to which VAMLP has investment authority with respect to shares held by Vinik Overseas and the Discretionary Account, which authority includes the power to dispose of and to vote the shares held in such accounts. VAMLLC is the general partner of VAMLP. VAMLLC, as the general partner of VAMLP, has the power to vote or to direct the vote and the power to dispose or to direct the disposition of the shares of Common Stock owned beneficially by Vinik Overseas and the Discretionary Account, respectively. Mr. Vinik is the senior managing member, and each of Messrs. Gordon and Hostetter is a managing member, of VGHP and VAMLLC. Each of Messrs. Vinik, Gordon and Hostetter shares with VPLP, Vinik Overseas and the Discretionary Account the power to vote or to direct the vote and the power to dispose or to direct the disposition of the shares of Common Stock owned beneficially by VPLP, Vinik Overseas and the Discretionary Account, respectively.

(d) The following information is based on a Schedule 13G, dated January 30, 1997, filed with the Commission by Mellon Bank Corporation ("Mellon"). The address of the principal business office of Mellon is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. As of January 30, 1997, Mellon and the following direct or indirect subsidiaries of Mellon owned shares of Common Stock in their various fiduciary capacities: Boston Safe Deposit and Trust Company; Boston Safe Deposit and Trust Company of California; and Mellon Bank, N.A. (each a "Bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); and Franklin Portfolio Associates Trust; Laurel Capital Advisors; Mellon Capital Management Corporation; The Boston Company Asset Management, Inc.; and The Dreyfus Corporation (each an investment advisor registered under the Investment Advisors Act of 1940, as amended, and together with the Banks, the "Subsidiaries"). As of January 30, 1997, Mellon and the Subsidiaries owned beneficially an aggregate of 1,161,000 shares of Common Stock. Mellon has sole power to vote or to direct the vote of 1,019,000 shares owned beneficially by it, shared power to vote or to direct the vote of 6,000 shares owned beneficially by it, sole power to dispose or to direct the disposition of 1,002,000 shares owned beneficially by it and shared power to dispose or to direct the disposition of 159,000 shares owned beneficially by it.

(e) The address of the principal business office of Mr. Metropoulos is The Morningstar Group Inc., 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225. Includes (i) presently exercisable options to purchase 1,000,000 shares of Common Stock held by Mr. Metropoulos; (ii) 23,500 shares of Common Stock held directly of record by Mr. Metropoulos; (iii) 4,000 shares of Common Stock held by an immediate family member; and (iv) 19,240 shares of Common Stock for which Mr. Metropoulos is either the custodian or trustee. Mr. Metropoulos disclaims beneficial ownership of any shares of Common Stock not held directly of record by him.

DIRECTORS AND OFFICERS

     The following table and notes thereto set forth, as of February 28, 1997 (unless otherwise noted below), the number of shares of Common Stock owned beneficially by the directors, the Named Executive Officers (as defined under "Executive Management and Director Compensation -- Executive Compensation") and all directors and executive officers of the Corporation as a group. Unless otherwise noted, the Corporation believes that each person named in the following table has sole voting and investment power with respect to the shares indicated. The Corporation has been provided such information by its directors and executive officers.

                                                                 BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                              --------------------------
                                                              NUMBER OF        PERCENT
                  NAME OF BENEFICIAL OWNER                     SHARES        OF CLASS(a)
                  ------------------------                    ---------      -----------
C. Dean Metropoulos.........................................  1,046,740(b)       6.8%
  Chairman of the Board
  and Chief Executive Officer
L. Hollis Jones.............................................    210,000(c)       1.4%
  President and Chief
  Operating Officer
John R. Muse................................................    152,345(d)       1.0%
  Director
Jack W. Evans...............................................     58,537            *
  Director
Jim L. Turner...............................................     58,537            *
  Director
Charles W. Tate.............................................     23,382            *
  Director
Darron K. Ash...............................................     79,000(e)         *
  Vice President and Chief
  Financial Officer
Michael J. Cramer...........................................     62,000(f)         *
  Executive Vice President
  and Secretary
Joseph B. Armes.............................................     30,000(g)         *
  Vice President and
  General Counsel
All Directors and Executive Officers as a group (9
  persons)..................................................  1,720,541         11.2%

---------------

 *  Represents less than 1%.

(a) Based on 15,315,443 shares of Common Stock outstanding and calculated in accordance with Rule 13d-3 under the Exchange Act.

(b) Includes (i) presently exercisable options to purchase 1,000,000 shares of Common Stock held by Mr. Metropoulos; (ii) 23,500 shares of Common Stock held directly of record by Mr. Metropoulos; (iii) 4,000 shares of Common Stock held by an immediate family member; and (iv) 19,240 shares of Common Stock for which Mr. Metropoulos is either the custodian or trustee. Mr. Metropoulos disclaims beneficial ownership of any shares of Common Stock not held directly of record by him.

(c) Represents presently exercisable options to purchase 210,000 shares of Common Stock.

(d) Includes (i) 141,575 shares of Common Stock held directly by Mr. Muse; (ii) 1,000 shares of Common Stock held by Mr. Muse's wife; (iii) 4,770 shares of Common Stock held by various trusts for which Mr. Muse is the custodian; and
    (iv) 5,000 shares of Common Stock held by a children's trust for which Mr. Muse is the trustee.

(e) Represents presently exercisable options to purchase 79,000 shares of Common Stock.

(f) Includes presently exercisable options to purchase 60,000 shares of Common Stock.

(g) Represents presently exercisable options to purchase 30,000 shares of Common Stock.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

     At its meeting on February 7, 1997, the Board of Directors of the Corporation resolved to increase the number of directors on the Board of Directors from five to six members in accordance with the Corporation's Bylaws. Accordingly, action will be taken at the Annual Meeting for the election of six directors to serve for one-year terms. The Corporation does not have a nominating committee; the Board of Directors has nominated the persons named below to stand for election as directors at the Annual Meeting. With the exception of L. Hollis Jones, each of the persons nominated presently serves as a director of the Corporation. Mr. Jones has consented to being named herein and has agreed to serve if so elected. It is intended that the attorney-in-fact named in the proxy card will vote FOR the election of the six nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorney-in-fact will vote FOR such substitute nominee(s) as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

     The information appearing in the following table and the notes thereto, with respect to the principal occupation or employment of each of the nominees during the past five years and their present directorships, has been furnished to the Corporation by the respective nominees. Unless otherwise stated, the Corporation is the organization in which the nominee holds the position indicated.

                                                           DATE TERM
           NAME AND PRINCIPAL OCCUPATION             AGE    EXPIRES    DIRECTOR SINCE
           -----------------------------             ---   ---------   --------------
C. Dean Metropoulos................................  50    May 1997    December 1993
  Chairman of the Board and Chief Executive Officer
L. Hollis Jones....................................  42       --             --
  President and Chief Operating Officer
John R. Muse.......................................  46    May 1997      March 1991
  Managing Director and Principal
  of Hicks, Muse, Tate & Furst Incorporated
Jack W. Evans......................................  74    May 1997       May 1991
  Chief Executive Officer and
  President of Jack Evans Investments, Inc.
Jim L. Turner......................................  51    May 1997       May 1991
  Chairman of the Board and President of
  Dr Pepper Bottling Company of Texas
Charles W. Tate....................................  52    May 1997     August 1991
  Managing Director and Principal
  of Hicks, Muse, Tate & Furst Incorporated

     C. Dean Metropoulos is the Chairman of the Board and Chief Executive Officer of C. Dean Metropoulos & Partners, a private investment firm, having served since its inception in November 1993. Mr. Metropoulos is also the Chairman of the Board and Chief Executive Officer of International Home Foods, Inc. From 1983 to June 1993, Mr. Metropoulos was Chairman and Chief Executive Officer of Stella Foods, Inc., a national manufacturer, marketer and distributor of specialty cheeses. Mr. Metropoulos was President of the Corporation from March 1994 to December 1995 and has served as Chief Executive Officer of the Corporation since March 17, 1994. Mr. Metropoulos serves as a director of Ghirardelli Chocolate Company.

     L. Hollis Jones is the President and Chief Operating Officer of the Corporation, having served since August 1995. Prior to joining the Corporation, Mr. Jones was President of Hollis Jones, Inc., a management consulting firm, from January 1994 until July 1995. From February 1983 until January 1994, Mr. Jones held various positions at Campbell Taggart, Inc., a subsidiary of Anheuser-Busch, including President of its diversified division (June 1991-June
1992) and Vice President -- General Manager of its bakery division (June 1992-January 1994). Mr. Jones serves as a director of International Home Foods, Inc.

     John R. Muse is an Executive Vice President, Managing Director and Principal of Hicks, Muse, Tate & Furst Incorporated ("HMTF"), a private investment firm, having served since its inception in May 1989. From 1984 to 1989, Mr. Muse was Managing Director of Prudential Securities Incorporated ("Prudential Securities") in Dallas, Texas, where he served as the head of investment/merchant banking activities for the southwestern region of the United States. Prior to joining Prudential Securities, Mr. Muse served as senior vice president and a director of Schneider, Bernet & Hickman, Inc. ("Schneider, Bernet") in Dallas from 1979 to 1983 and was responsible for the company's investment banking activities. Prior to his employment with Schneider, Bernet, Mr. Muse was employed by Bateman, Eichler, Hill Richards in Los Angeles. Mr. Muse is the Chairman of the Board of Hedstrom Corporation and Hat Brands, Inc. and serves as a director of Olympus Real Estate Corporation. Mr. Muse also serves on the Boards of Directors for the SMU Edwin L. Cox School of Business, St. Philip's School and Community Center, University of Texas at Tyler Health Center, the Dallas Summer Musicals and Goodwill Industries.

     Jack W. Evans is the Chief Executive Officer and President of Jack Evans Investments, Inc., a private investment firm. Prior to forming his private investment firm in October 1990, Mr. Evans was Chairman of the Board, President and Chief Executive Officer of the Cullum Companies, the parent corporation of the Tom Thumb grocery store chain, from June 1983 until his retirement in October 1990. Mr. Evans also served as Mayor of the City of Dallas, Texas from 1981 to 1983. Mr. Evans serves as a director of Randall's Food Markets, American Title Company, Texas Utilities, First Bank, Ray Acquisitions and Brinker International.

     Jim L. Turner is the Chairman of the Board and President of Dr Pepper Bottling Company of Texas, one of the largest independent bottling companies in the United States. Prior to joining Dr Pepper Bottling Company of Texas in March 1985, Mr. Turner was a senior vice president (bottling operations) of the Dr Pepper Company from February 1982 to March 1985. Mr. Turner serves as a director of All American Bottling.

     Charles W. Tate is an Executive Vice President, Managing Director and Principal of HMTF, having served since joining HMTF in 1991. Prior to joining HMTF, Mr. Tate was employed for 19 years by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and last served as a Managing Director in Morgan Stanley's Merchant Banking Division. Mr. Tate serves as a director of Berg Electronics Corp., DESA Holdings Corporation, Hat Brands, Inc., Heritage Brands, Inc., International Wire Group, Inc. and International Home Foods, Inc.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Corporation has a standing Audit Committee, the members of which are Messrs. Jack W. Evans (Chairman) and Jim L. Turner. Two meetings were held by such committee during the year ended December 31, 1996. The principal functions performed by such committee included nomination of the independent auditors of the Corporation, review of the proposed scope of the independent audits and the results thereof, review with management personnel of the independent auditors' observations on financial policy, controls and personnel, and conferring with the Chief Financial Officer concerning the audit.

     The Corporation has a standing Compensation Committee, the members of which are Messrs. Jack W. Evans (Chairman) and Jim L. Turner. Two meetings were held by such committee during 1996. The functions performed by such committee included making a recommendation to the Board of Directors as to the salary and bonus of the Chief Executive Officer and administering the Corporation's stock option plans.

     The Corporation has a standing Executive Committee, the members of which are Messrs. C. Dean Metropoulos and John R. Muse. The Executive Committee did not meet during the year ended December 31, 1996. The functions performed by such committee include managing the business affairs of the Corporation during the interval between regular and special meetings of the Board of Directors. Such committee is subject at all times to the control and direction of the Board of Directors.

     The total number of meetings of the Board of Directors held during the year ended December 31, 1996 was three. The Board of Directors did not vote by unanimous consent during the last year. During 1996, no director of the Corporation attended less than 66-2/3% of the total number of meetings of the Board of Directors and all committees on which such director served.

                 EXECUTIVE MANAGEMENT AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Corporation during the fiscal years shown below, to or for the Chief Executive Officer and the four other most highly compensated executive officers (the Chief Executive Officer and such other officers collectively referred to as the "Named Executive Officers") of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                             ANNUAL COMPENSATION      AWARDS
                                             -------------------   ------------
                                                                    SECURITIES        ALL
                                                                    UNDERLYING       OTHER
                                             SALARY       BONUS      OPTIONS      COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)         ($)         (#)           ($)(a)
    ---------------------------       ----   -------     -------   ------------   ------------
C. Dean Metropoulos.................  1996   584,615(b)  350,000     400,000         2,375
  Chairman of the Board               1995   350,000     450,000         -0-         1,981
  and Chief Executive                 1994   290,000(c)  450,000     600,000           -0-
  Officer

L. Hollis Jones.....................  1996   169,231     200,000     200,000         5,935(d)
  President and Chief                 1995    57,115(e)   50,000      30,000           -0-
  Operating Officer                   1994        --          --          --            --

Michael J. Cramer...................  1996   137,500      35,000      30,000         2,375
  Executive Vice                      1995   137,500      33,400      30,000           883
  President and Secretary             1994   137,500      25,000         -0-           -0-

Darron K. Ash.......................  1996   108,642      60,000      75,000         1,826
  Vice President and                  1995    84,051      18,796       6,000           249
  Chief Financial                     1994    14,583(f)    7,520         -0-           -0-
  Officer

Joseph B. Armes.....................  1996    22,615(h)   10,500      30,000           -0-
  Vice President and                  1995        --          --          --            --
  General Counsel(g)                  1994        --          --          --            --

---------------

(a) "All Other Compensation" includes contributions by the Corporation to its 401(k) savings plan of $2,375, $1,125, $2,375 and $1,826 on behalf of
    Messrs. Metropoulos, Jones, Cramer and Ash, respectively.

(b) Includes (i) $484,615 in salary and consulting fees and (ii) $100,000 in agreed upon expense reimbursement.

(c) Includes (i) $250,000 in salary and consulting fees and (ii) $40,000 in agreed upon expense reimbursement.

(d) Includes $4,810 in an automobile allowance.

(e) Mr. Jones became employed with the Corporation in August 1995.

(f) Mr. Ash became employed with the Corporation in October 1994.

(g) Mr. Armes was elected Vice President and General Counsel of the Corporation in November 1996.

(h) Mr. Armes became employed with the Corporation in October 1996.

     The following table reflects information with respect to option grants made to the Named Executive Officers during 1996 under the Corporation's stock option plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                         PERCENT
                                                         OF TOTAL
                                          NUMBER OF      OPTIONS
                                         SECURITIES     GRANTED TO   EXERCISE
                                         UNDERLYING     EMPLOYEES    OR BASE                 GRANT DATE
                                           OPTIONS      IN FISCAL     PRICE     EXPIRATION     PRESENT
                 NAME                   GRANTED(#)(a)      YEAR       ($/SH)       DATE      VALUE($)(b)
--------------------------------------  -------------   ----------   --------   ----------   -----------
C. Dean Metropoulos...................     400,000         33%        $10.25       7/16/06    1,660,000
L. Hollis Jones.......................     200,000         16%        $10.25       7/16/06      830,000
Michael J. Cramer.....................      30,000          3%        $10.25       7/16/06      124,500
Darron K. Ash.........................      75,000          6%        $10.25       7/16/06      311,250
Joseph B. Armes.......................      30,000          3%        $10.25       7/16/06      124,500

---------------

(a) The options to purchase Common Stock were granted under The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan.

(b) The grant date present value of such option grants was determined using a variation of the Black-Scholes option pricing model. The estimated values presented are based on the following assumptions made for the option awards as of the time of grant: an expected dividend yield of 0%; volatility of 40.31%; and a risk-free rate of 6.47%. The actual value, if any, that an executive officer may realize from the exercise of the options will be the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. See "Executive Management and Director
    Compensation -- Aggregated Option Exercises in Last Fiscal Year and December 31, 1996 Option Values."

     The following table reflects information with respect to options exercised by the Named Executive Officers during 1996 and unexercised options held by the Named Executive Officers at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1996 OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING               VALUE OF UNEXERCISED
                                  SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 ACQUIRED      VALUE        AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(a)
                                ON EXERCISE   REALIZED   ---------------------------   ---------------------------
             NAME                   (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------   -----------   -------------   -----------   -------------
C. Dean Metropoulos...........      -0-         -0-       1,000,000          -0-       11,625,000           -0-
L. Hollis Jones...............      -0-         -0-         210,000       20,000        2,003,750       257,500
Michael J. Cramer.............      -0-         -0-          60,000          -0-          660,000           -0-
Darron K. Ash.................      -0-         -0-          79,000        2,000          753,625        25,250
Joseph B. Armes...............      -0-         -0-          30,000          -0-          281,250           -0-

---------------

(a) Based on the Corporation's closing stock price of $19.625 on December 31, 1996.

METROPOULOS ADVISORY AGREEMENT

     On October 1, 1993, the Corporation entered into an Advisory Agreement with
C. Dean Metropoulos (the "Advisory Agreement") pursuant to which Mr. Metropoulos agreed to provide advisory services to the Corporation. As compensation for all services rendered by Mr. Metropoulos pursuant to the Advisory Agreement and in connection with his employment as Chief Executive Officer of the Corporation, Mr. Metropoulos received from the Corporation during 1996 an aggregate of $484,615 and was reimbursed $100,000 in expenses. The Advisory Agreement terminated on October 1, 1996 in accordance with its terms.

EMPLOYMENT AGREEMENTS

     Metropoulos Employment Agreement. Mr. Metropoulos entered into an employment agreement with the Corporation on October 1, 1996. Pursuant to his employment agreement, Mr. Metropoulos will serve as Chairman of the Board and Chief Executive Officer of the Corporation through October 1, 1999, unless earlier terminated. Unless either party gives written notice to the contrary prior to October 1 of each year that the employment agreement is in effect, the employment agreement will automatically be extended for an additional year so that, as of each October 1, the remaining term of the employment agreement will be three years.

     The compensation provided to Mr. Metropoulos under his employment agreement includes an annual base salary of not less than $600,000, subject to increase in the event of a material acquisition or like event which materially changes or increases his duties and responsibilities, and such benefits as are customarily accorded the executives of the Corporation. In addition, Mr. Metropoulos is entitled to an annual bonus in an amount not to exceed $300,000, such bonus to be payable based on an EBITDA (as hereinafter defined) target established for such year by the Board of Directors. "EBITDA" means the Corporation's earnings before interest, taxes, depreciation and amortization.

     Mr. Metropoulos' employment agreement also provides that if his employment is terminated due to disability or death, Mr. Metropoulos or his estate, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided under any benefit plan, Mr. Metropoulos' then current base salary and bonus (based on the prior year's bonus) for a period of two years from his disability or death. In the event that (i) Mr. Metropoulos terminates his employment with the Corporation for good reason (as defined), (ii) a triggering event (as defined), including, but not limited to, a change in control of the Corporation, occurs, or (iii) the Corporation terminates Mr. Metropoulos' employment for any reason other than cause (as defined) or Mr. Metropoulos' retirement or resignation without good reason, Mr. Metropoulos will receive, in a lump sum, in cash, an amount equal to his then current base salary and bonus (based on the prior year's bonus) for the balance of the then existing three-year term of the employment agreement. Additionally, Mr. Metropoulos' employment agreement contains a noncompetition provision pursuant to which he has agreed that, for a period of two years following the date of his termination of employment with the Corporation, he will not, subject to certain exceptions, solicit certain employees, clients or customers of the Corporation or engage in, invest in or render services to any entity having as its principal business the specialty dairy foods business.

     Cramer Employment Agreement. Mr. Cramer entered into an employment agreement with the Corporation on October 1, 1995. Pursuant to his employment agreement, Mr. Cramer will serve as the Executive Vice President and Secretary of the Corporation and its subsidiaries. The employment agreement will continue in effect until terminated in accordance with the provisions thereof (as described below).

     Pursuant to his employment agreement, Mr. Cramer is entitled to an annual compensation package (the "Annual Compensation") based on the salary, bonus and allowances, if any, earned by Mr. Cramer for the year 1995 (whether paid in 1995 or otherwise). Mr. Cramer also is entitled to such benefits as are customarily accorded the executives of the Corporation. Mr. Cramer is required to devote sufficient time, attention and energies to the business of the Corporation to accomplish the duties set forth in his employment agreement.

     Mr. Cramer's employment agreement may be terminated (i) by the Corporation for cause (as defined) and (ii) by Mr. Cramer upon giving the applicable written notice to the Corporation. If Mr. Cramer's employment is terminated by the Corporation for any reason other than cause, he will receive from the Corporation an amount equal to 1.5 times his Annual Compensation for the last full year of employment; provided, that such amount shall not be less than $200,000. In addition, the Corporation will maintain Mr. Cramer's medical and dental insurance for a period of one year after his termination on the same terms and conditions which existed prior to his termination.

     In the event the Corporation (i) sells a majority of its assets or (ii) sells a majority of its shares of Common Stock, or control of a majority of the Corporation's shares of Common Stock changes through a merger, sale, consolidation or like occurrence or event (each a "Sale"), Mr. Cramer's employment agreement provides that he may terminate such agreement upon the expiration of any applicable notice periods and shall be paid at the closing of the Sale a sum calculated in accordance with the provisions of his employment agreement relating to termination without cause. Notwithstanding an exercise by Mr. Cramer of the foregoing right of termination, Mr. Cramer has agreed to remain in the employ of the Corporation for a maximum of six months after the Sale if the Corporation so requests. In such event Mr. Cramer will receive, in addition to the amounts set forth in the first sentence of this paragraph, compensation for the period of extended employment with the Corporation at his then current rate.

     Jones Severance Arrangement. The Corporation has agreed that, in the event that Mr. Jones is terminated by the Corporation for any reason other than cause, Mr. Jones will receive from the Corporation a lump sum payment equal to one year of his base salary.

     Ash Change-in-Control Arrangement. The Corporation has agreed that, in the event of a change-in-control of the Corporation on or prior to September 30, 1998, Mr. Ash will receive from the Corporation a sum equivalent to one year of his base salary plus target bonus for such year. "Change-in-Control" means the acquisition of a majority of the stock or all or substantially all of the assets of the Corporation by any person or entity, a merger with another company where the then current Board of Directors of the Corporation no longer controls the surviving company or other similar consolidation of the Corporation with another entity.

     Armes Change-in-Control Arrangement. The Corporation has agreed that, in the event of a Change-in-Control (as defined above) of the Corporation on or prior to October 15, 1998, Mr. Armes will receive from the Corporation a sum equivalent to one year of his base salary plus target bonus for such year.

COMPENSATION OF DIRECTORS

     During 1996, each of the Corporation's directors except for Mr. Metropoulos, an employee of the Corporation, received an option to purchase shares of Common Stock of the Corporation in lieu of the $12,000 annual retainer previously received by non-employee directors of the Corporation, plus a $1,000 fee for each regular meeting of the Board of Directors attended. Options to purchase 10,000 shares of Common Stock, vesting ratably over a three-year period (in lieu of a $12,000 annual retainer for each such year) commencing on the first anniversary of the date of grant, were granted to each non-employee director of the Corporation on July 16, 1996. In addition, the Board of Directors has adopted the Amendment to Director Plan pursuant to which additional shares of Common Stock have been reserved for issuance to the non-employee directors of the Corporation. See "Proposal to Adopt Amendment No. 1 to The Morningstar Group Inc. 1996 Director Stock Option Plan." The Corporation reimbursed all of its directors for expenses reasonably incurred by them in the discharge of their duties.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     During the year ended December 31, 1996, the members of the Compensation Committee of the Board of Directors were Messrs. Jack W. Evans and Jim L. Turner. Neither Mr. Evans nor Mr. Turner served as an officer or employee of the Corporation or any of its subsidiaries during fiscal 1996.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Philosophy

     The Corporation's compensation program is designed to enhance stockholder value by linking a large part of executive compensation directly to those aspects of performance that are highly correlated with share price. The objective is to provide executives an opportunity to achieve total compensation above the median of an industry peer group for exceptional performance. The primary components of the compensation program are base salary, an annual cash bonus based on individual and company performance and a long-term opportunity to participate in increased stockholder value through grants of stock options.

     The Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee") was established in 1992 and since that time has been comprised solely of independent, non-employee directors. The Compensation Committee reviews and approves incentive plans, executive benefit programs and perquisites. The Compensation Committee also grants stock options and administers the Corporation's option plans. In reviewing executive compensation, the Compensation Committee has recently relied on an independent and nationally recognized compensation consulting firm -- SCA Consulting, LLC ("SCA Consulting"). SCA Consulting conducted an extensive review of the Corporation's total compensation program as it relates to senior management and compared such of the Corporation's practices to those of the Corporation's peers. Based on information provided to the Compensation Committee by SCA Consulting, the Compensation Committee believes that the total compensation program for the Corporation's executive group falls within the policy guidelines established by the Compensation Committee.

     The Compensation Committee believes that stock options are a superior incentive to motivate key employees to act in the best interests of stockholders. While many publicly-held companies have multiple long-term incentive plans, frequently including cash, stock options, and restricted stock, or combinations thereof, stock options are the only continuing long-term incentive that the Corporation's Chief Executive Officer and other named executive officers receive.

     Compensation of Chief Executive Officer

     As a direct result of Mr. Metropoulos' central role in the management of the Corporation during the past three years, in 1996 the Compensation Committee determined to assure his retention as Chairman of the Board and Chief Executive Officer for a minimum of three years commencing on October 1, 1996 and continuing until September 30, 1999. The Compensation Committee proposed and Mr. Metropoulos agreed to a three-year compensation package which set his base salary at $600,000 per year for the three-year period and his annual incentive compensation opportunity at a maximum rate of $300,000 per year. The actual annual incentive amount paid to Mr. Metropoulos each year will be determined annually based on performance and may be less than $300,000.

     In reviewing Mr. Metropoulos' performance for fiscal year 1996, the Compensation Committee considered that this year's performance far exceeded expectations as the most profitable year in the Corporation's history. The Corporation's earnings per share for fiscal year 1996 increased 30% over fiscal year 1995. Under Mr. Metropoulos' leadership, the Corporation has made a dramatic turnaround. In addition, as a result of the acquisition of Presto Food Products, Inc. in December 1996, the Corporation has increased in size dramatically since Mr. Metropoulos became Chief Executive Officer.

     The Compensation Committee made awards in 1996 based on a number of factors, including the competitive level of long-term incentive compensation, the prospective level of total compensation, the responsibilities and ability to influence stockholder value, and the amount and terms of outstanding previous awards. The Compensation Committee determined that the options granted to Mr. Metropoulos in connection with his employment in 1994 should be disregarded in considering future grants because those options were granted at a time when the Corporation's financial condition and operating performance made the Corporation a turnaround candidate, and those options were necessary to induce Mr. Metropoulos to join the Corporation at a time when the Corporation's prospects were unsure at best.

     The Compensation Committee recommended adoption of the Amendment to Employee Plan, as described beginning on page 17. These grants are intended to recognize the dramatic increase in the size of the Corporation as a result of four acquisitions in 1996, as well as the increase in the Corporation's stock price during this period. Under the grants to be made pursuant to the Amendment to Employee Plan, stockholders must realize significant returns on their investment before management can receive any significant gains on their options. The grants to be made under the Amendment to Employee Plan will strongly focus the Corporation's senior management on delivering significant stockholder value.

     Federal Income Tax Considerations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Corporation's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Corporation generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in
Section 162(m) of the Code. The Compensation Committee intends to design the Corporation's compensation programs so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000 which qualify as "performance-based." However, the Corporation may pay compensation which is not deductible in limited circumstances when prudent management of the Corporation so requires.

                                        Jack W. Evans, Chairman
                                        Jim L. Turner

                  THE MORNINGSTAR GROUP INC. STOCK PERFORMANCE

     The following graph depicts the Corporation's stock performance from April 24, 1992 (the date on which quotations for the Common Stock first appeared on the NASDAQ National Market System) through December 31, 1996 relative to the performance of the NASDAQ Stock Market (US Companies) Index and the NASDAQ Food and Kindred Products Index (published by the Center for Research in Security Prices of the University of Chicago Graduate School of Business). The following graph also illustrates the performance of the NASDAQ Stock Market (US Companies) Index and the NASDAQ Food and Kindred Products Index from December 31, 1991 through December 31, 1996. All indices shown in the graph have been reset to a base of 100 as of April 24, 1992, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

                           [MORNINGSTAR PERFORMANCE]

--------------------------------------------------------------------------------------------------------------------
CRSP Total Returns Index for:                         12/31/91   12/31/92   12/31/93   12/30/94   12/29/95  12/31/96
----------------------------------------------------  --------   --------   --------   --------   --------  --------
THE MORNINGSTAR GROUP INC.                                        109.1       67.0       68.3       78.0    191.4

NYSE/AMEX/Nasdaq Stock Market (US Companies)           101.2      110.9      123.4      122.8      167.4    202.9

NASDAQ Stocks (SIC 2000-2099 US + Foreign)             106.7      113.3      121.2      104.1      116.5    123.9
Food and kindred products

NOTES:
    A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.0 on 04/24/92.
-----------

                           RELATED PARTY TRANSACTIONS

STOCKHOLDERS' AGREEMENT

     In connection with the completion of the Corporation's initial public offering in 1992, all of the pre-offering stockholders of the Corporation entered into a stockholders' agreement (the "Stockholders' Agreement"). During the term of the Stockholders' Agreement, each party to the Stockholders' Agreement has (i) agreed to vote such stockholder's shares of Common Stock for the election to the Corporation's Board of Directors of all nominees of HMC/Morningstar, L.P. ("HMCM"), and (ii) granted to HMCM a conditional irrevocable proxy in order to ensure compliance with the voting provisions of the Stockholders' Agreement. The Stockholders' Agreement will be effective until the earlier to occur of (i) HMCM and the holders of an additional 66-2/3% of the shares of Common Stock subject to the Stockholders' Agreement consenting to the termination thereof, (ii) HMCM and its affiliates ceasing to own at least 5% of the Corporation's outstanding shares of Common Stock, or (iii) February 5, 2002.

     Based on the stock transfer records of the Corporation's transfer agent, the Corporation believes that, as of December 31, 1996, HMCM owned beneficially less than five percent (5%) of the Corporation's issued and outstanding Common Stock; however, HMCM has advised the Corporation that the Stockholders' Agreement may continue to be effective as there can be no assurance that certain limited partners of HMCM have not transferred shares of Common Stock into brokerage accounts, in which case such shares are still owned beneficially by such limited partners and remain subject to the Stockholders' Agreement.

     During the term of the Stockholders' Agreement, in the event that the Corporation proposes to file a registration statement under the Securities Act of 1933, as amended, the Corporation will notify the parties to the Stockholders' Agreement and will, subject to certain exceptions (including limitations imposed by any underwriters in connection with any offering), include in such registration statement the aggregate amount of Common Stock requested by such holders. The Corporation will pay all expenses incurred in connection with the registration of such selling stockholders' Common Stock, with the exception of fees, discounts and commissions payable to any underwriters.

     Each of John R. Muse and Charles W. Tate is a director, officer and stockholder of Hicks, Muse & Co. (TX) Incorporated, the managing general partner of the sole general partner of HMCM. Messrs. Muse and Tate are also directors of the Corporation.

                               PROPOSAL TO ADOPT
                               AMENDMENT NO. 2 TO
                           THE MORNINGSTAR GROUP INC.
                        1994 INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN

THE PLAN

     The Corporation has in effect The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan (the "Employee Plan"), adopted by the Board of Directors with stockholder approval in 1994.

     Pursuant to the Employee Plan, the Corporation may grant options to purchase shares of its Common Stock to key employees of the Corporation or any of its subsidiaries, including officers and directors who are also employees, and certain other eligible persons. The purposes of the Employee Plan are (i) to provide an incentive to certain key employees of the Corporation and its subsidiaries and certain other eligible persons to remain in the service of the Corporation, (ii) to provide an opportunity for employees to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and (iii) to aid the Corporation in attracting able persons to enter the service of the Corporation and its subsidiaries.

     General. Subject to adjustment for certain changes in the capital structure of the Corporation, the aggregate number of shares as to which options may be granted under the Employee Plan currently is 1,440,000. The maximum number of shares of Common Stock with respect to which options may be granted pursuant to the Employee Plan to a key employee or other eligible person is 400,000 (including any options which are cancelled or expire).

     Options granted pursuant to the Employee Plan shall be either incentive options (which are intended to meet the requirements of Section 422 of the Code), or non-qualified options (which do not meet the requirements of Section 422 of the Code). Pursuant to the Employee Plan, no incentive options may be granted after ten (10) years from the date the Employee Plan was adopted by the Corporation. Subject to certain additional limitations, no option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of such option, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Stock Option Committee in its sole discretion may determine. The exercise price of any non-qualified option may not be less than the par value of the Common Stock on the date of grant of such option. The exercise price of any incentive options or options intended to comply with Section 162(m) of the Code (and thus be exempt from the deduction limitation imposed by Section 162(m)) shall be not less than 100% of the fair market value per share of the Common Stock on the date of grant of such options (or 110% in the case of certain incentive options).

     Administration of the Plan. The Employee Plan provides that the Compensation Committee of the Board of Directors shall serve as the Stock Option Committee, shall administer the Employee Plan and shall have all of the powers attendant thereto, including the power to grant options thereunder. The Employee Plan provides that (i) unless otherwise determined by the Board of Directors, the Stock Option Committee shall consist of no fewer than two members of the Board of Directors, (ii) as long as the Corporation has a class of equity securities registered under Section 12 of the Exchange Act, each member of the Stock Option Committee shall be a "disinterested person" as defined in Rule 16b-3(c)(2)(i) promulgated under the Exchange Act, and (iii) each member of the Stock Option Committee shall be an "outside director" as such term is used in connection with Section 162(m) of the Code. Directors Jack W. Evans and Jim L. Turner constitute the Stock Option Committee.

     Performance Objectives. All options that will be granted under the Employee Plan in 1997 will be subject to accelerated vesting upon the Corporation's achieving certain performance goals (as specified in each optionee's grant letter). Generally, such options will become exercisable nine years from the date of grant unless sooner accelerated. Accelerated vesting for such options becomes available if certain specified stock price targets (based on a 20% annual growth rate) are achieved by the Corporation by the end of the five-year period commencing January 1, 1997; more specifically, in the event the Corporation meets its stock price targets for (i) the first year during such period, 20% of such options will become immediately exercisable; (ii) the second year during such period, 40% of such options will become immediately exercisable; (iii) the third year during such period, 60% of such options will become immediately exercisable; (iv) the fourth year during such period, 80% of such options will become immediately exercisable; and (v) the fifth year during such period, 100% of such options will become immediately exercisable, in each case reduced by any performance-based options previously vested. By way of example only, if the fair market value of a share of Common Stock on the date of the grant is $20.00, then the Corporation must achieve the following stock price targets by the end of 1997, 1998, 1999, 2000 and 2001 in order for accelerated vesting to become available: $24.00, $29.00, $35.00, $41.50 and $50.00, respectively, which individual stock price targets will be deemed to be achieved on the date (the "Accelerated Vesting Date") that the average of the daily market prices for each day during the 20 consecutive trading days prior to the Accelerated Vesting Date equals the applicable stock price target set forth above. If the Corporation does not achieve the specified stock price targets for a particular year, no options will become exercisable on an accelerated basis for that year. Any performance-based options that have not vested at the end of the five-year period will vest nine years from the date of grant. Notwithstanding the foregoing, in the event of a Change of Control (as defined), such options will become immediately exercisable. Furthermore, no additional options will be authorized under the Employee Plan prior to the earlier to occur of (i) five years from the date that the Board of Directors adopted the Amendment to Employee Plan and (ii) the Corporation's achievement of the stock price target applicable to the year 2001.

     Federal Tax Consequences of the Plan. The discussion below is based on federal income tax law and authorities as of the date of this proxy statement, which are subject to change at any time. The law is technical and complex and the discussion represents only a general summary of some of the applicable provisions of federal income tax law.

  Grant of Options

  A grantee of an option (a "Holder") will realize no taxable income at the time an option is granted under the Employee Plan or the Director Plan (as hereinafter defined).

  Incentive Stock Options

  With regard to incentive stock options granted under the Employee Plan, no income will be recognized by a Holder upon transfer to such Holder of shares of Common Stock pursuant to the exercise of an incentive stock option. In order to be eligible for this tax benefit, the Holder must make no disposition of the shares of Common Stock so received before such Holder has held such shares for at least one year and at least two years have passed since the Holder was granted the option. Assuming compliance with this and other applicable tax provisions, a Holder will realize long-term capital gain or loss when such Holder disposes of such shares of Common Stock, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the Holder disposes of shares acquired by exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of:

          (a) the fair market value of the shares on the date the option was exercised, or

          (b) the amount realized upon such disqualifying disposition,

exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. In this connection, the Holder's holding period for shares acquired on exercise of an option will begin on the day after the date the option is exercised. For purposes of the alternative minimum tax, the Holder shall recognize income upon the transfer of shares to him or her pursuant to the exercise of the incentive stock option in an amount equal to the difference between the fair market value of the shares and the exercise price.

  Non-Qualified Stock Options

  With regard to non-qualified stock options, whether granted under the Employee Plan or the Director Plan, ordinary income generally will be realized by the Holder at the time of exercise of an option, except with respect to shares which are subject to a substantial risk of forfeiture and which are not transferable on the date of the exercise of the option ("Nonvested Shares"), if any. The amount of income recognized by a Holder on exercise of a non-qualified option generally will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In the case of Holders who are employees, tax withholding is required on such income. When a Holder disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. The optionee's holding period for shares will begin on the day after the date of exercise.

  With respect to any shares acquired upon the exercise of non-qualified options which are Nonvested Shares, Section 83(b) of the Code permits the Holder to elect, not more than 30 days after the date of exercise of the option to acquire the Nonvested Shares, to include as ordinary income the difference between the fair market value of the Nonvested Shares and the exercise price at the time of exercise. If no Section 83(b) election is made, then the ordinary income inclusion occurs on the date the Nonvested Shares become vested (because they are no longer subject to a substantial risk of forfeiture or are transferable), and the amount of such inclusion will be the excess of the fair market value of the shares at the time they vest over the exercise price. The Holder's holding period in Nonvested Shares will begin on the day after the date of exercise if a
Section 83(b) election is made; otherwise, the holding period will begin the day after the shares vest.

  If a Holder pays the exercise price by tendering other vested shares of Common Stock then owned by such Holder, the difference between the fair market value and adjusted basis of the tendered shares will not produce a taxable gain or loss to the optionee; however, the Holder's tax basis for an equal number of acquired shares will be the same as the Holder's tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount which the Holder is required to recognize as income as a result of the exercise of the option.

  In view of recent amendments to Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, any Holder who is an officer of the Corporation or a beneficial owner of more than ten percent of any class of registered equity securities of the Corporation should consult with his or her tax advisor as to whether the timing of income recognition is deferred for any period following the exercise of a non-qualified stock option (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of exercise of the option, income recognition will be deferred until the expiration of the Deferral Period.

  Treatment of the Corporation

  No deduction will be allowed to the Corporation for federal income tax purposes at the time of the grant or exercise of an incentive stock option issued under the Employee Plan. At the time of a disqualifying disposition of an incentive stock option by a Holder, the Corporation will be entitled to a deduction for the amount taxable to the optionee as ordinary income. The Corporation will be entitled to a deduction for federal income tax purposes in the same amount as a Holder is considered to have realized ordinary income in connection with the exercise of a non-qualified stock option granted under the Employee Plan or the Director Plan, subject to compliance with the requirements of Section 162 of the Code. With respect to certain employees (the Chief Executive Officer and the other four most highly-compensated officers), the deduction for compensation during the taxable year is limited to $1,000,000 for each such person unless the requirements for the "performance-based compensation" exception of Section 162(m)(4)(C) of the Code have been satisfied. Options issued under the Employee Plan are intended to qualify for the "performance-based compensation" exception in instances in which the option exercise price is at least equal to the fair market value of the stock subject to the option on the date of grant. In addition, to the extent that the vesting of options is accelerated by a Change of Control or ownership of the Corporation, in certain instances a portion of the income recognized with respect thereto may be treated as "excess parachute payments" for purposes of
Section 280G of the Code, in which case a portion of such income would be nondeductible to the Corporation, and the Holder would be subject to a 20% excise tax on a portion of such payments.

DESCRIPTION OF AMENDMENT NO. 2

     At its meeting on February 7, 1997, the Board of Directors of the Corporation adopted the Amendment to Employee Plan (a copy of which is attached hereto as Exhibit A) and directed that the Amendment to Employee Plan be submitted to the stockholders for their approval. The Amendment to Employee Plan provides for (i) an increase in the aggregate number of shares of Common Stock as to which options may be granted under the Employee Plan to 2,940,000 shares and (ii) an increase in the maximum number of shares of Common Stock as to which options may be granted under the Employee Plan to a key employee or other eligible person to 850,000 shares.

     The following table sets forth the number of shares underlying the options to be granted under the Employee Plan to (i) the Named Executive Officers; (ii) the current executive officers of the Corporation as a group; (iii) the current directors of the Corporation who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

  THE MORNINGSTAR GROUP INC. 1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

NAME AND POSITION                                             SHARES
-----------------                                             -------
C. Dean Metropoulos.........................................  450,000
  Chairman of the Board and Chief Executive Officer
L. Hollis Jones.............................................  150,000
  President and Chief Operating Officer
Michael J. Cramer...........................................   15,000
  Executive Vice President and Secretary
Darron K. Ash...............................................   50,000
  Vice President and Chief Financial Officer
Joseph B. Armes.............................................   50,000
  Vice President and General Counsel
All current executive officers as a group...................  715,000
All current directors who are not executive officers as a
  group.....................................................      -0-
All employees, including current officers who are not
  executive officers, as a group............................  575,000

     The Board of Directors favors a vote FOR the proposal to approve the Amendment to Employee Plan. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted.

                               PROPOSAL TO ADOPT
                               AMENDMENT NO. 1 TO
                           THE MORNINGSTAR GROUP INC.
                        1996 DIRECTOR STOCK OPTION PLAN

THE PLAN

     The Corporation has in effect The Morningstar Group Inc. 1996 Director Stock Option Plan (the "Director Plan"), adopted by the Board of Directors with stockholder approval in 1996.

     Pursuant to the Director Plan, the Corporation may grant options to purchase shares of its Common Stock to directors of the Corporation who are not employees of the Corporation. The purpose of the Director Plan is to provide certain non-employee directors of the Corporation who are responsible for the continued growth of the Corporation an opportunity to acquire a proprietary interest in the Corporation, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Corporation.

     General. Subject to adjustment for certain changes in the capital structure of the Corporation, the aggregate number of shares as to which options may be granted under the Director Plan currently is 50,000.

     Options granted pursuant to the Director Plan shall be non-qualified options (which do not meet the requirements of Section 422 of the Code). Subject to certain additional limitations, no option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of such option, or such other period as the Option Committee in its sole discretion may determine. The exercise price of any non-qualified option may not be less than the greater of (i) the par value per share of the Common Stock and (ii) 100% of the fair market value of a share of Common Stock on the date of grant of such option.

     Administration of the Plan. The Director Plan provides that the Option Committee of the Board of Directors shall administer the Director Plan and shall have all of the powers attendant thereto. The Director Plan provides that (i) unless otherwise determined by the Board of Directors, the Option Committee shall consist of no fewer than two members of the Board of Directors and (ii) as long as the Corporation has a class of equity securities registered under
Section 12 of the Exchange Act, each member of the Option Committee shall be a "disinterested person" as defined in Rule 16b-3 promulgated under the Exchange Act. Directors Jack W. Evans and Jim L. Turner constitute the Option Committee.

     Performance Objectives. All options that will be granted under the Director Plan in 1997 will be subject to accelerated vesting upon the Corporation's achieving certain performance goals (as specified in each optionee's grant letter). Generally, such options will become exercisable nine years from the date of grant unless sooner accelerated. Accelerated vesting for such options becomes available if certain specified stock price targets (based on a 20% annual growth rate) are achieved by the Corporation by the end of the five-year period commencing January 1, 1997; more specifically, in the event the Corporation meets its stock price targets for (i) the first year during such period, 20% of such options will become immediately exercisable; (ii) the second year during such period, 40% of such options will become immediately exercisable; (iii) the third year during such period, 60% of such options will become immediately exercisable; (iv) the fourth year during such period, 80% of such options will become immediately exercisable; and (v) the fifth year during such period, 100% of such options will become immediately exercisable, in each case reduced by any performance-based options previously vested. By way of example only, if the fair market value of a share of Common Stock on the date of the grant is $20.00, then the Corporation must achieve the following stock price targets by the end of 1997, 1998, 1999, 2000 and 2001 in order for accelerated vesting to become available: $24.00, $29.00, $35.00, $41.50 and $50.00, respectively, which individual stock price targets will be deemed to be achieved on the Accelerated Vesting Date. If the Corporation does not achieve the specified stock price targets for a particular year, no options will become exercisable on an accelerated basis for that year. Any performance-based options that have not vested at the end of the five-year period will vest nine years from the date of grant. Notwithstanding the foregoing, in the event of a Change of Control (as defined), such options will become immediately exercisable. Furthermore, no additional options will be authorized under the Director Plan prior to the earlier to occur of (i) five years from the date that the Board of Directors adopted the Amendment to Director Plan and (ii) the Corporation's achievement of the stock price target applicable to the year 2001.

     Federal Tax Consequences of the Plan. See description beginning on page 18 hereof.

DESCRIPTION OF AMENDMENT NO. 1

     By unanimous written consent dated March 19, 1997, the Board of Directors of the Corporation adopted the Amendment to Director Plan (a copy of which is attached hereto as Exhibit B) and directed that the Amendment to Director Plan be submitted to the stockholders for their approval. The Amendment to Director Plan provides for an increase in the aggregate number of shares of Common Stock as to which options may be granted under the Director Plan to 125,000 shares.

     The following table sets forth the number of shares underlying the options to be granted under the Director Plan to the non-employee director group.

                               NEW PLAN BENEFITS

           THE MORNINGSTAR GROUP INC. 1996 DIRECTOR STOCK OPTION PLAN

                     NAME AND POSITION                        SHARES
                     -----------------                        ------
Non-employee director group.................................  60,000

     The Board of Directors favors a vote FOR the proposal to approve the Amendment to Director Plan. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted.

                               PROPOSAL TO ADOPT
                           THE MORNINGSTAR GROUP INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND AND PURPOSE

     By unanimous written consent dated March 19, 1997, the Board of Directors of the Corporation adopted the Employee Stock Purchase Plan (a copy of which is attached hereto as Exhibit C) and directed that the Employee Stock Purchase Plan be submitted to the stockholders for their approval. The Employee Stock Purchase Plan is intended to secure for the Corporation and its stockholders the benefits of the incentive inherent in the ownership of the Corporation's capital stock by present and future employees of the Corporation and its Subsidiaries (as that term is defined in the Employee Stock Purchase Plan). The Employee Stock Purchase Plan is intended to comply with the provisions of Sections 421, 423 and 424 of the Code and shall be administered, interpreted and construed in accordance with such provisions. The following discussion is based on the assumption that the Employee Stock Purchase Plan is in compliance with the foregoing provisions of the Code.

ELIGIBILITY TO PARTICIPATE IN THE EMPLOYEE STOCK PURCHASE PLAN

     Subject to the approval of the Corporation's stockholders, the Employee Stock Purchase Plan will become effective on July 1, 1997. Generally, all full-time employees of the Corporation and its Subsidiaries are eligible to participate in the Employee Stock Purchase Plan; provided, that no employee will be eligible if that employee would, upon the grant of an option pursuant to the Employee Stock Purchase Plan, own five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Subsidiaries.

SHARES RESERVED UNDER THE EMPLOYEE STOCK PURCHASE PLAN

     Subject to adjustment for certain changes in the capital structure of the Corporation, the aggregate number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan is 500,000 shares. The shares of Common Stock delivered by the Corporation pursuant to the Employee Stock Purchase Plan may be treasury shares, newly issued shares or both. If and to the extent that any option to purchase reserved shares is not exercised by a participating employee for any reason, such shares will remain available for purposes of the Employee Stock Purchase Plan but will not be deemed to increase the aggregate number of shares to be reserved for purposes of the Employee Stock Purchase Plan (subject to adjustment for certain changes in the capital structure of the Corporation).

ADMINISTRATION

     The Employee Stock Purchase Plan will be administered by the Compensation Committee of the Board of Directors (the "Stock Purchase Committee") and will consist of at least two directors who (i) are not employees of the Corporation,
(ii) are not eligible, and for a period of one year prior to the commencement of their service on the Committee have not been eligible, to participate in the Employee Stock Purchase Plan, and (iii) are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Stock Purchase Committee shall serve at the pleasure of the Board of Directors and is authorized to request the advice or assistance of, or to employ, such other persons as are necessary for proper administration of the Employee Stock Purchase Plan. Subject to the express provisions of the Employee Stock Purchase Plan, the Stock Purchase Committee is authorized to (i) interpret the Employee Stock Purchase Plan, (ii) prescribe and amend the rules and regulations relating thereto, and (iii) make all other determinations necessary or advisable in administering the Employee Stock Purchase Plan, all such determinations to be final and binding on all persons. Directors Jack W. Evans and Jim L. Turner constitute the Stock Purchase Committee.

ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS

     An eligible employee may elect to participate in the Employee Stock Purchase Plan during the enrollment period designated by the Stock Purchase Committee prior to the beginning of any calendar year (each a "Plan Year") in which the Employee Stock Purchase Plan is effective. If an eligible employee elects to participate in the Employee Stock Purchase Plan, he or she will receive, on the first day of each Plan Year in which he or she elects to participate (the "Grant Date"), an option to purchase shares of Common Stock of the Corporation in accordance with the terms of the Employee Stock Purchase Plan.

     An eligible employee may elect to have the Corporation deduct from each paycheck an amount ranging from one percent (1%) to ten percent (10%) of such employee's gross compensation. All payroll deductions will be credited to the participating employee's account, which account will accrue no interest.

     An eligible employee's right to purchase shares of Common Stock pursuant to his or her options under the Employee Stock Purchase Plan will be limited by such employee's purchases of stock under all other employee stock purchase plans of the Corporation and its Parent Corporation or Subsidiary Corporation (as those terms are defined in Section 424 of the Code); all such purchases, when aggregated, shall not exceed $25,000 of the fair market value of such stock purchased (determined at the time the option is granted) for each calendar year. Subject to the immediately preceding sentence, the maximum number of shares of Common Stock which a participating employee may purchase pursuant to the options granted to such participating employee on the Grant Date shall equal the quotient of (i) the product of (a) .10 times (b) such participating employee's Eligible Compensation (as defined) for the preceding calendar year divided by
(ii) the product of (a) .85 times (b) the fair market value of a share of Common Stock on the date of grant.

     Unless a participating employee elects to terminate his or her participation in the Employee Stock Purchase Plan during the enrollment period for a particular Plan Year, such employee will be deemed (i) to have elected to participate in such Plan Year and (ii) to have authorized the same percentage of payroll deduction for such Plan Year as applied to such employee's participation in the Employee Stock Purchase Plan for the prior Plan Year.

     A participating employee may terminate his or her participation in the Employee Stock Purchase Plan at any time, whereupon no further payroll deductions will be made, and all payroll deductions previously made will be invested on the Investment Date (as hereinafter defined). Any participating employee who terminates his or her participation in the Employee Stock Purchase Plan may elect to participate in a subsequent Plan Year, if then eligible. In addition, a participating employee may, at any time during the Plan Year (but not more than four times), decrease his or her payroll deductions by one or more percentage points, which decrease will become effective with the first pay period of the first succeeding calendar quarter to which it may be practicably applied.

     In the event of a participating employee's retirement or termination of employment prior to the Investment Date, the options granted to such participating employee under the Employee Stock Purchase Plan will terminate, and the amount in such participating employee's account will be refunded (without interest) to such participating employee, and in the event of his or her death will be paid to his or her estate.

PURCHASE PRICE AND METHOD OF PURCHASE

     The purchase price for each share of Common Stock purchased under the Employee Stock Purchase Plan (the "Exercise Price") will be the lesser of 85% of the fair market value of such share on the Grant Date or 85% of the fair market value of such share on the Investment Date.

     As of the last day of any Plan Year (each an "Investment Date"), each participating employee will be deemed, without any further action, to have purchased that number of whole and fractional shares of Common Stock determined by dividing the amount in his or her account by the Exercise Price, subject to the limitations set forth in the third paragraph under the section entitled "Election to Participate and Payroll Deductions" above. Any funds remaining in a participating employee's account after the exercise of his or her options will be refunded (without interest) to such participating employee. All such shares will be maintained in separate accounts for the participating employees. Dividends paid on such shares will be credited to each participating employee's account and will be automatically reinvested in whole and fractional shares of Common Stock unless such employee elects not to have such dividends reinvested.

TERMINATION

     The Employee Stock Purchase Plan and all rights of participants thereunder will terminate on the earliest to occur of (i) any Investment Date on which participating employees become entitled to purchase a number of shares greater than the number of shares reserved and available for purchase under the Employee Stock Purchase Plan and (ii) a decision by the Board of Directors to terminate the Employee Stock Purchase Plan. In the event of a termination under (i) above, reserved shares remaining as of the termination date will be sold to participating employees on a pro rata basis. In the event of a termination under
(ii) above, the effective date of such termination will be deemed to be the Investment Date for the Plan Year and any outstanding options under the Employee Stock Purchase Plan will be deemed to be exercised on such date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of the United States federal income tax consequences of participation in the Employee Stock Purchase Plan for participants who are citizens or residents of the United States. State, local and foreign tax consequences are not discussed herein. The following general description does not address any specific individual's tax situation. Further, the description is based upon present federal income tax laws, and thus is subject to change when laws change.

     Federal Income Tax Consequences to Participating Employees. The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     Participating employees are subject to current taxation with respect to amounts withheld from their paychecks pursuant to the Employee Stock Purchase Plan.

     A participating employee will realize no taxable income on the Grant Date when options are granted under the Employee Stock Purchase Plan. A participating employee will realize no taxable income on the Investment Date upon the purchase of shares of Common Stock pursuant to the exercise of such options. A participating employee's tax basis in such shares of Common Stock acquired upon exercise of the options will equal the purchase price for the shares under the terms of the options. A participating employee's holding period in the shares of Common Stock will begin the day after the date of exercise of the options.

     Upon the sale or other disposition by a participating employee of shares of Common Stock more than two years after the Grant Date of the options and more than one year after the transfer of shares of Common Stock to such participating employee (a "qualifying disposition") (or upon the death of a participating employee at any time while owning the shares of Common Stock), the participating employee is required to realize ordinary income equal to the lesser of (i) the excess of (a) the fair market value of the shares of Common Stock at the time of such disposition or death over (b) the purchase price for the shares of Common Stock pursuant to the options, or (ii) the excess of (a) the fair market value of the shares of Common Stock on the Grant Date over (b) the purchase price for the shares of Common Stock pursuant to the options. To the extent that the participating employee's amount realized on a qualifying disposition of such shares of Common Stock exceeds the sum of the participating employee's tax basis in the shares and the amount treated as ordinary income by the preceding sentence, then that excess will be treated as long-term capital gain. If the participating employee's amount realized on the sale of the shares is less than such participating employee's tax basis in the shares, then the participating employee will recognize a long-term capital loss on the sale of the shares.

     To illustrate the foregoing, assume a participating employee purchases a share of Common Stock for $85, the fair market value of such share of Common Stock on the Grant Date was $100, and the fair market value of such share of Common Stock on the Investment Date was $105. If the share is sold in a qualifying disposition for $115, the participating employee has ordinary income of $15 and long-term capital gains of $15. If the share is sold in a qualifying disposition for $100, the participating employee has $15 of ordinary income and no long-term capital gains. If the share is sold in a qualifying disposition for $95, the participating employee has ordinary income of $10 and no long-term capital gains. If the share is sold in a qualifying disposition for $80, the participating employee has a $5 long-term capital loss.

     Upon the disposition by a participating employee of shares of Common Stock within two years after a Grant Date or within one year after the transfer of such shares of Common Stock to such participating employee (a "disqualifying disposition"), a participating employee will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock on the Investment Date over the purchase price for such shares of Common Stock. This amount is taxable in the year of the disqualifying disposition even if the shares of Common Stock are sold at a loss. Any difference between the amount realized in a disqualifying disposition and the sum of the purchase price for the shares of Common Stock and the amount required to be treated as ordinary income from the disqualifying disposition gives rise to capital gain or loss, as the case may be, which gain or loss will be long-term if the shares have been held for more than one year at the time of sale.

     To illustrate a disqualifying disposition, assume the share of Common Stock was purchased for $85, its fair market value on the Grant Date was $100, and its fair market value on the Investment Date was $105. If there is a disqualifying disposition in which such share of Common Stock is sold for $115, then the participating employee has ordinary income of $20 and capital gain of $10. If the disqualifying disposition is a sale for $100, then the participating employee has ordinary income of $20 and a capital loss of $5. If the disqualifying disposition is a sale for $95, then the participating employee has ordinary income of $20 and a $10 capital loss. If the disqualifying disposition is a sale for $80, then the participating employee has ordinary income of $20 and a capital loss of $25.

     Federal Income Tax Consequences to the Corporation. The Corporation is not entitled to any deduction in connection with the purchase or sale of shares of Common Stock, other than in connection with a disqualifying disposition. Upon a disqualifying disposition of shares of Common Stock, the Corporation generally is entitled to a deduction equal to the amount of ordinary income required to be realized by the participating employee.

     The Board of Directors favors a vote FOR the proposal to approve the Employee Stock Purchase Plan. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted.

          PROPOSAL FOR RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has appointed Arthur Andersen LLP as independent auditors of the Corporation. Arthur Andersen LLP, certified public accountants, have been the independent auditors of the Corporation since April 1988. As a matter of sound corporate practice, the Board of Directors has decided to submit to the stockholders for ratification the appointment of Arthur Andersen LLP as the Corporation's independent auditors. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Corporation.

     A representative of Arthur Andersen LLP will be present at the meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Board of Directors favors a vote FOR the proposal to ratify the appointment of Arthur Andersen LLP. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted. In the event the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors will reconsider the appointment and, if appropriate, will make another appointment to be effective as soon as reasonably practicable.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Corporation with copies of all Section 16(a) reports they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1996, except for the following: L. Hollis Jones (Form 3) and Darron K. Ash (Form 3).

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Corporation's proxy statement relating to the 1998 Annual Meeting of Stockholders of the Corporation must be received no later than November 21, 1997 at the Corporation's principal executive offices, 5956 Sherry Lane, Suite 1500, Dallas, Texas 75225-6522,
Attention: General Counsel. Stockholders of the Corporation who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Corporation's Bylaws. See "Stockholder Nomination of Director Candidates." The Corporation will furnish copies of such Bylaw provisions upon written request to the Secretary of the Corporation at the aforementioned address.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorney-in-fact named in the accompanying proxy to vote in accordance with his judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the Proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

     With regard to the Proposal for the Approval of the Amendment to Employee Plan, votes may be cast for or against the amendment, or stockholders may abstain from voting on the particular matter. Approval of the amendment requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the amendment and, under Delaware law, broker non-votes will have no effect on the outcome.

     With regard to the Proposal for the Approval of the Amendment to Director Plan, votes may be cast for or against the amendment, or stockholders may abstain from voting on the particular matter. Approval of the amendment requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the amendment and, under Delaware law, broker non-votes will have no effect on the outcome.

     With regard to the Proposal for the Approval of the Employee Stock Purchase Plan, votes may be cast for or against the plan, or stockholders may abstain from voting on the particular matter. Approval of the plan requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the plan and, under Delaware law, broker non-votes will have no effect on the outcome.

     With regard to the Proposal for Ratification of Independent Public Accountants, votes may be cast for or against the ratification of the appointment of the independent auditors, or stockholders may abstain from voting on the particular matter. Approval of the ratification of the appointment of the independent auditors requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the ratification of the appointment of the independent auditors and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Corporation, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorney-in-fact named in the proxy FOR the election of the director nominees recommended by the Board of Directors, FOR the approval of the Amendment to Employee Plan, FOR the approval of the Amendment to Director Plan, FOR the approval of the Employee Stock Purchase Plan, FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Corporation, and in accordance with the discretion of the named attorney-in-fact on other matters properly brought before the Annual Meeting.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Corporation provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Corporation's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Corporation setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Corporation's books and (B) the class and number of shares of the Corporation that are owned of record by such stockholder. To be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days before the first anniversary of the preceding year's annual meeting.

     The enclosed form of proxy has been prepared at the direction of the Corporation, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxy named herein has been designated by your Board of Directors.

     The Board of Directors of the Corporation urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                                            THE MORNINGSTAR GROUP INC.
                                            By Order of the Board of Directors

                                            /s/ MICHAEL J. CRAMER

                                            MICHAEL J. CRAMER
                                            Secretary

Dallas, Texas
March 21, 1997

                             10-K REPORT AVAILABLE

     A copy of the Corporation's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon receipt by the Corporation of a request addressed to:

                                Joseph B. Armes
                           The Morningstar Group Inc.
                          5956 Sherry Lane, Suite 1500
                            Dallas, Texas 75225-6522

                                                                       EXHIBIT A

                 AMENDMENT NO. 2 TO THE MORNINGSTAR GROUP INC.
               1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

I. The first sentence of Section 3 of the Employee Plan shall be deleted and restated in its entirety as follows:

     "Subject to the adjustments provided in Section 9, the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 2,940,000 shares."

II. Subsection 6(i) of the Employee Plan shall be deleted and restated in its entirety as follows:

     "i. Maximum Number of Options to be Issued to a Key Employee. The maximum number of shares of Common Stock with respect to which Options may be granted to any Key Employee or Eligible Non-Employee hereunder is 850,000 (including any Options which are cancelled or expire)."

                                                                       EXHIBIT B

                      AMENDMENT NO. 1 TO THE MORNINGSTAR GROUP INC.
                            1996 DIRECTOR STOCK OPTION PLAN

I. The first sentence of Section 3 of the Director Plan shall be deleted and restated in its entirety as follows:

     "Subject to the adjustments provided in Section 8, the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 125,000 shares."

                                                                       EXHIBIT C

                       1997 EMPLOYEE STOCK PURCHASE PLAN

1. Definitions.

     "Account" means an Employee Stock Purchase Plan account maintained by Morningstar with respect to the Common Stock purchased by each Participating Employee.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board of Directors of The Morningstar Group Inc.

     "Common Stock" means The Morningstar Group Inc. Common Stock, par value $0.01 per share.

     "Current Eligible Compensation" for any pay period means the gross amount of Eligible Compensation with respect to which net amounts are actually paid in such pay period.

     "Eligible Compensation" means base salary, asset gathering compensation, adjusted compensation, incentive compensation, overtime, bonuses and/or other regular payments, unless otherwise determined by the Committee. Eligible Compensation does not include any payments for shift differential, reimbursement for expenses, deferred profit-sharing distributions, deferred compensation, or other non-regular payments unless otherwise determined by the Committee.

     "Eligible Employee" means employees eligible to participate in the Plan pursuant to the provisions of Section 5.

     "Fair Market Value" means the mean of the high and low sales prices of a share of Common Stock on the NASDAQ Stock Market on the date in question or, if the Common Stock shall not have been traded on such exchange on such date, the mean of the high and low sales prices on such exchange on the first day prior thereto on which the Common Stock was so traded or such other amount as may be determined by the Committee by any fair and reasonable means.

     "Grant Date" means the first day of the Plan Year.

     "Investment Date" means the last day of the Plan Year.

     "Morningstar" means The Morningstar Group Inc., a Delaware corporation.

     "Participating Employee" means an employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 7.

     "Parent Corporation" or "Subsidiary Corporation" has the meaning assigned by Section 424(e) and Section 424(f) of the Code.

     "Plan" means this The Morningstar Group Inc. 1997 Employee Stock Purchase Plan.

     "Plan Year" means a calendar year (or, in the case of the initial Plan Year, the period beginning July 1, 1997 and ending December 31, 1997).

     "Regular Paycheck" means bi-weekly, limited hour, and monthly base salary paychecks.

     "Rights" means options to purchase Common Stock of Morningstar in accordance with the terms of the Plan granted to Participating Employees on each Grant Date.

     "Subsidiary" means any Subsidiary Corporation or Parent Corporation with respect to Morningstar not excluded by the Committee from participation in the Plan for the Plan Year, in the Committee's sole discretion.

2. Purpose of the Plan.

     The purpose of the Plan is to secure for Morningstar and its stockholders the benefits of the incentive inherent in the ownership of Morningstar's capital stock by present and future employees of Morningstar and its Subsidiaries. The Plan is intended to comply with the provisions of Sections 421, 423 and 424 of the Code and the Plan shall be administered, interpreted and construed in accordance with such provisions.

3. Shares Reserved for the Plan.

     There shall be reserved for issuance and purchase by Participating Employees under the Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment as provided in Section 14. Shares subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by Morningstar. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participating Employee for any reason, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 14).

4. Administration of the Plan.

     The Plan shall be administered, at the expense of Morningstar, by the Committee. The Committee consists of not less than 2 members of the Board of Directors who are not officers or in the employ of Morningstar, who are not eligible, and for a period of one year prior to the commencement of their service on the Committee have not been eligible, to participate in the Plan, who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and who shall serve at the pleasure of the Board of Directors. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and recent rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons.

5. Eligible Employees.

     All employees (within the meaning of Treasury Regulation Section 1.421-7(h)) of Morningstar and each Subsidiary on the Grant Date shall be eligible to participate in the Plan, other than any such employee

          (a) who has been employed by Morningstar or any Subsidiary for less than ninety days as of the Grant Date;

          (b) whose customary employment is 20 hours or less per week; or

          (b) who owns immediately after the grant of Rights on the Grant Date, stock possessing five percent or more of the total combined voting power or value of all classes of stock of Morningstar or of any of Parent Corporation or Subsidiary Corporation.

In determining stock ownership under this Section 5, the rules of Section 424(d) of the Code shall apply, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

6. Election to Participate and Payroll Deductions.

     Each Eligible Employee may elect to participate in the Plan during the enrollment period designated by the Committee just prior to the beginning of a Plan Year (the "Enrollment Period").

     Each Eligible Employee may elect a payroll deduction of from 1% to 10% of Current Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3% etc.). Elections under this Section 6 are subject to the limits set forth in Section 7 and Section 8. All payroll deductions shall be credited, as promptly as practicable, to a book entry account in the name of the Participating Employee (a "Payroll Account") and may be used by Morningstar for any corporate purpose. No interest shall accrue on any Payroll Account.

     Unless he or she elects otherwise during the Enrollment Period for the Plan Year, an Eligible Employee who is a Participating Employee on the day before a Plan Year commenced will be deemed (i) to have elected to participate in such Plan Year and (ii) to have authorized the same percentage of payroll deduction for such Plan Year as in effect for such Participating Employee on the day before such Plan Year commenced.

     A Participating Employee may at any time cease participation in the Plan by filing the required form with Morningstar. The cessation will be effective as soon as practicable, whereupon no further payroll deductions shall be made, and payroll deductions shall be invested on the Investment Date as provided in
Section 10. Any Participating Employee who ceases to participate may elect to participate in a subsequent Plan Year, if then eligible. A Participating Employee may at any time during the Plan Year (but not more than four times) decrease his or her payroll deductions by one or more percentage points by filing the required form with Morningstar, which decrease shall become effective with the first pay period of the first succeeding calendar quarter to which it may be practicably applied.

7. Grant of Rights.

     On the Grant Date, each Participating Employee shall be granted Rights in accordance with the terms of the Plan. Subject to Section 8 below, the maximum number of shares of Common Stock which a Participating Employee may purchase pursuant to the Rights granted to such Participating Employee on the Grant Date shall equal the quotient of (i) the product of (a) .10 times (b) such Participating Employee's Eligible Compensation for the preceding calendar year divided by (ii) the product of (a) .85 times (b) the Fair Market Value of a share of Common Stock on the Grant Date.

8. Limitation of Number of Shares That an Employee May Purchase.

     In accordance with Section 423(b)(8) of the Code, no right or option to purchase shares under this Plan shall permit an employee to purchase stock under all employee stock purchase plans of Morningstar and its Parent Corporation or Subsidiary Corporations at a rate which in the aggregate exceeds $25,000 of Fair Market Value of such stock (determined at the time the right is granted, which, in the case of this Plan, is the Grant Date) for each calendar year in which the right is outstanding at any time.

9. Purchase Price.

     The purchase price for each share of Common Stock under the Rights (the "Exercise Price") shall be the lesser of eighty-five percent (85%) of the Fair Market Value of such share on the Grant Date or eighty-five percent (85%) of the Fair Market Value of such share on the Investment Date.

10. Method of Purchase and Investment Accounts.

     As of the Investment Date for each Plan Year, each Participating Employee shall be deemed, without any further action, to exercise the Rights granted to such Participating Employee and to have purchased, the number of whole and fractional shares of Common Stock determined by dividing the amount of such Participating Employee's Payroll Account by the Exercise Price, subject to the limitations set forth in Section 7 and Section 8. Any funds remaining in a Participating Employee's Payroll Account after exercise of the Rights shall be refunded (without interest) to such Participating Employee as soon as practicable. All such shares shall be maintained in separate Accounts for the Participating Employees. All dividends paid with respect to such shares shall be credited to each Participating Employee's Account, and will be automatically reinvested in whole and fractional shares of Common Stock, unless the Participating Employee elects not to have such dividends reinvested.

11. Title of Accounts.

     Each Account shall be in the name of the Participating Employee.

12. Rights as a Stockholder.

     At the time funds from a Participating Employee's payroll deductions account are used to purchase the Common Stock pursuant to the Rights, he or she shall have all of the rights and privileges of a stockholder of Morningstar with respect to whole shares purchased under the Plan whether or not certificates representing full shares have been issued.

13. Rights not Transferable.

     Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

14. Adjustment in Case of Changes Affecting Morningstar's Common Stock.

     In the event of any change in the Common Stock of Morningstar by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under the Plan and subject to the Rights shall be adjusted appropriately; provided, however, that no adjustment shall be made which would disqualify the Plan (or any Rights granted thereunder) as an employee stock purchase plan (or as Rights granted thereunder) under the provisions of Section 423 and Section 424 of the Code.

15. Retirement, Termination and Death.

     In the event of a Participating Employee's retirement or termination of employment prior to the Investment Date, the Rights granted to such Participating Employee hereunder shall terminate, and the amount of such Participating Employee's Payroll Account shall be refunded (without interest) to such Participating Employee, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable.

16. Amendment of the Plan.

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause Rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.

17. Termination of the Plan.

     The Plan and all rights of employees hereunder shall terminate:

          (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees on a pro rata basis. In the event the Plan terminates under circumstances described in (b) above, the effective date of such termination shall be deemed to be the Investment Date for the Plan Year and the Rights shall be deemed to be exercised on such date in accordance with Section 10 hereof.

18. Effective Date of the Plan.

     The Plan shall be effective as of July 1, 1997.

19. Governmental and Other Regulations.

     The Plan, and the grant and exercise of the Rights to purchase shares hereunder, and Morningstar's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for Morningstar, be required.

20. Indemnification of Committee.

     Services on the Committee shall constitute service as a Director of Morningstar, so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of Morningstar pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.

21. Shareholder Approval.

     The Plan must be approved by the shareholders of Morningstar in accordance with Section 423(b)(2) of the Code and Treasury Regulation Section 1.423-2(c) within twelve months before or after the date of the Plan's adoption by the Board of Directors of Morningstar. In the event such shareholder approval is not obtained in accordance with such requirements, then the Plan shall terminate, the Rights shall lapse, and all unexpended payroll deductions shall be refunded (without interest) to Participating Employees as soon as practicable.

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     THE MORNINGSTAR GROUP INC.    ANNUAL MEETING
                                   APRIL 24, 1997      CONTINUED FROM OTHER SIDE

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5. This Proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.

     1.    ELECTION OF DIRECTORS.
           Nominees:  C. Dean Metropoulos, L. Hollis Jones, John R. Muse, Jack
                      W. Evans, Jim L. Turner and Charles W. Tate
           (Mark only one)
           [ ] VOTE FOR all nominees listed, except as marked to the contrary above (if any).
                    (to withhold your vote for any individual nominee strike a line through the nominee's name in the list above).
           [ ]  VOTE WITHHELD from all nominees.

     2. APPROVAL OF AMENDMENT NO. 2 TO THE MORNINGSTAR GROUP INC. 1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.
                          FOR  [ ]                  AGAINST  [ ]
                        ABSTAIN  [ ]

     3. APPROVAL OF AMENDMENT NO. 1 TO THE MORNINGSTAR GROUP INC. 1996 DIRECTOR STOCK OPTION PLAN.
                          FOR  [ ]                  AGAINST  [ ]
                        ABSTAIN  [ ]

     4.    APPROVAL OF THE MORNINGSTAR GROUP INC. 1997 EMPLOYEE STOCK PURCHASE
           PLAN.
                          FOR  [ ]                  AGAINST  [ ]
                        ABSTAIN  [ ]

     5. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS of the Corporation for the ensuing year.
                          FOR  [ ]                  AGAINST  [ ]
                        ABSTAIN  [ ]

     If any other business is properly brought before the meeting, the undersigned acknowledges that the above named proxy will vote in his discretion on such other business.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                  ENCLOSED ENVELOPE

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     THE MORNINGSTAR GROUP INC.    ANNUAL MEETING
                                   APRIL 24, 1997

     The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby appoints MICHAEL J. CRAMER with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting April 24, 1997 or at any adjournment thereof all shares of The Morningstar Group Inc. which the undersigned may be entitled to vote. The above proxy is hereby instructed to vote as shown on the reverse side of this card.

                                                      This proxy must be dated
                                                      and signed exactly as
                                                      shown hereon.

                                                      Dated:  , 1997

                                                      Executors, administrators,
                                                      trustees, etc., should
                                                      give full title as such.
                                                      If the signer is a
                                                      corporation, please sign
                                                      full corporate name by
                                                      duly authorized officer.

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